EXHIBIT INDEX

Company Press Release March 22, 2001, titled Stewart & Stevenson Services Reports Fiscal Fourth Quarter and Year End Results.

                                   Client:  Stewart & Stevenson Services, Inc.

                                   Contact: John Doster, CFO
                                            Stewart & Stevenson Services, Inc.
                                            713-868-7602
FOR IMMEDIATE RELEASE                       Ken Dennard / kdennard@easterly.com
                                            Lisa Elliott / lisae@easterly.com
                                            Easterly Investor Relations
                                            713-529-6600

                      STEWART & STEVENSON SERVICES REPORTS
                   FISCAL FOURTH QUARTER AND YEAR END RESULTS
                      FOURTH QUARTER REVENUES UP 17 PERCENT
                      OPERATING PROFIT INCREASES 58 PERCENT
          NET EARNINGS FROM CONTINUING OPERATIONS INCREASES 122 PERCENT

               HOUSTON - MARCH 22, 2001 - Stewart & Stevenson Services, Inc. (NASDAQ:SSSS), a leading manufacturer, service provider, and distributor of industrial and energy related equipment, announced results for the fiscal fourth quarter and year ended January 31, 2001.

               Sales for the fiscal fourth quarter grew 17 percent to $338.9 million compared to sales of $ 289.5 million in the same period a year ago. Operating profit for the Company's segments was $21.6 million for the quarter, up 58 percent over last year's fourth quarter of $13.7 million. Net earnings from continuing operations in the fourth quarter of fiscal 2000 were $10.9 million, or $0.38 per diluted share, up 122 percent over $4.9 million, or $0.17 per share, reported in last year's fourth quarter. Net earnings from discontinued operations for the fourth quarter were $0.6 million or $0.02 per share compared to $6.9 million or $0.25 per share last year.

               Sales for fiscal 2000 totaled $1,153.2 million compared to $918.7 million in fiscal 1999. Net earnings from continuing operations for the year grew 99 percent to $34.8 million, or $1.23 per diluted share, compared with $17.5 million, or $0.62 per share, in the prior year. Including discontinued operations, total year net earnings for fiscal 2000 and 1999 were $35.4 million, or $1.25 per diluted share, and $24.3 million, or $0.87 per share, respectively.

               Reported sales for the fourth quarter comply with a new accounting pronouncement whereby all shipping and handling fees which are billed to the customer must be recorded as sales. Prior period sales and cost of sales have been restated to conform with this new requirement.

               Michael L. Grimes, President and Chief Executive Officer, stated, "We are again very pleased with the growth in earnings during the fourth quarter, the eighth consecutive quarter of improved earnings. Three of our segments have solid upward momentum and an accelerated turnaround plan is being implemented in the Airline Products segment. We continue to focus on five key initiatives to (1) strengthen business leadership, (2) improve cash flow management, (3) enhance supply chain productivity, (4) revitalize business growth, and (5) implement a new enterprise-wide information system. The performance improvement we anticipate from these initiatives, and based on our current backlog position, we are looking forward in FY 2001 to almost $100 million in top line sales growth at the Tactical Vehicle Systems segment, continued double digit sales growth at the Petroleum Equipment segment, the ability to stop operating losses at the Airline Products segment, and double digit sales growth in our Power Products segment due to power generation equipment sales growth. These factors combine to give us a very positive view of our ability to continue earnings growth for FY 2001."

SEGMENT DATA

               The Power Products segment, which is responsible for marketing and aftermarket support of a wide range of industrial equipment, recorded fourth quarter sales of $165.2 million, a 17 percent increase over the sales of $140.9 million in the same period of fiscal 1999. The operating profit totaled $4.3 million versus a $0.4 million loss in the comparable period of last year. Sales for the total year were $612.5 million, 13 percent higher than last year's sales of $540.7 million. Operating profit for fiscal

2000 was $13.1 million compared with $15.2 million last year. As mentioned earlier this year, operations in fiscal 2000 were adversely impacted by special charges of $8.9 million, principally in connection with an uncollectible account and note receivable, and inventory reserves. Order backlog for this segment increased $18.6 million during the fourth quarter, largely on the strength of power generation orders.

               The Tactical Vehicle Systems segment, which manufactures tactical vehicles for the U.S. Army and others, recorded sales of $100.8 million in the fourth quarter compared to $87.3 million a year ago. Operating profit for the quarter totaled $15.5 million, compared with $17.0 million in the fourth quarter of fiscal 1999. Sales for fiscal 2000 were $304.1 million versus $150.9 million a year ago. Total year operating profit for fiscal 2000 was $54.5 million, which compared favorably with $30.2 million a year ago. Operating margins were in line with expectations.

               The Petroleum Equipment segment manufactures equipment for oil and gas exploration, production, and well stimulation industries. Sales in this segment totaled $39.6 million for the fourth quarter compared to $17.9 million last year. The operating profit for the fourth quarter totaled $2.5 million compared to an operating loss of $0.1 million in the previous year. Fiscal year sales of $100.3 million and $84.3 million were recorded for fiscal 2000 and 1999, respectively. The segment reported a $3.7 million operating profit in 2000 and a $2.1 million operating profit in 1999. The order backlog at year-end fiscal year 2000 totaled $55.3 million, well above the $17.2 million at 1999 fiscal year-end but $10.3 million lower than the end of the third quarter due to strong fourth quarter shipments.

               The Airline Products segment which manufactures airline ground support products and mobile railcar movers, recorded sales of $26.8 million in the fourth quarter of fiscal 2000, compared with $30.0 million in the same quarter last year. Operating losses for the fourth quarter of 2000 and 1999 were $1.8 million and $3.2 million, respectively. Sales for fiscal 2000 were $110.3 million versus $104.9 million the previous year. Operating losses were reported for both years: $6.6 million in 2000 and $3.7 million in 1999. The disappointing performance in Airline Products resulted principally from production and inventory process issues, and to a lesser extent, softness in demand from airline customers. A performance improvement team is working on a recovery plan which, coupled with our supply chain initiative, should restore margins to targeted levels by the end of fiscal 2001.

               Other business activities not identified in a specific segment include predominantly gas compression equipment sales or leases. Sales totaled $6.4 million for the fourth quarter, compared to $13.5 million for the comparable period last year. Fourth quarter operating profit totaled $
1.1 million and was largely comprised of non-recurring billing adjustments, whereas a $0.4 million profit was recorded in last year's fourth quarter. Total year sales were $26.1 million versus $37.9 million last year. Operating profit for the year totaled $3.6 million and included a $5.6 million gain on sale of the gas compression leasing business. An operating loss of $0.7 million was reported last year.

               Net cash provided by operating activities totaled $13.2 million for the fourth quarter and $97.3 million for the total year. The balance in cash and equivalents was $110.0 million at year-end, an increase of $98.2 million for the year. Total debt decreased $12.9 million during the year.

CONFERENCE CALL

               Stewart & Stevenson has scheduled a conference call for Thursday, March 22, 2001 at 11:00 a.m. Eastern Time to review fourth quarter results. To listen to the call, dial (719) 457-2641 at least ten minutes before the conference call begins and ask for the Stewart & Stevenson Services conference call. A replay of the call will be available approximately two hours after the call ends and will be accessible until March 29, 2001. To access the replay, dial (719) 457-0820 and enter the pass code 437954.

               Investors, analysts, and the general public will also have the opportunity to listen to the conference call free over the Internet by visiting the Company's web site at www.ssss.com. To listen to the live call on the web, please visit the Stewart & Stevenson web site at least fifteen minutes early to register, download, and install any necessary audio software. For those who cannot listen to the live web cast, an archive will be available shortly after the call ends.

Stewart & Stevenson Services, Inc., founded in 1902, is a billion-dollar company that manufactures, distributes, and provides service for a wide range of industrial products and diesel-powered equipment to key industries worldwide, including petroleum, power generation, defense, airline, marine, and transportation.

CAUTIONARY STATEMENTS

               This press release contains forward-looking statements that are based on management's current expectations, estimates, and projections. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Many factors, including those discussed more fully elsewhere in this release and in the Company's filings with the Securities and Exchange Commission, particularly its latest annual report on Form 10-K, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, risks associated with newly acquired businesses; increasing price and product/service competition by foreign and domestic competitors; rapid technological developments and changes; the ability to continue to introduce competitive new products and services on a timely, cost effective basis; the mix of products/services; the achievement of lower costs and expenses; reliance on large customers; technological, implementation and cost/financial risks in use of large, multi-year contracts; the cyclical nature of the markets served; the outcome of pending and future litigation and governmental proceedings; the continued availability of financing, financial instruments and financial resources in the amount, at the times and on the terms required to support the Company's business; the assessment of unanticipated taxes by foreign or domestic governmental authorities; and the risk of cancellation or adjustment of specific orders and termination of significant government programs. In addition, such forward-looking statements could be affected by general industry and market conditions and growth rates, general domestic and international conditions including interest rates, inflation and currency exchange rates and other future factors. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

                              - TABLES TO FOLLOW -

                       STEWART & STEVENSON SERVICES, INC.
                  CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
                      (In thousands, except per share data)

                                                                  TWELVE MONTHS ENDED                     THREE MONTHS ENDED
                                                                       JANUARY 31                              JANUARY 31
                                                       -------------------------------------   ----------------------------------
                                                              2001                2000               2001               2000
                                                       -----------------    ----------------   ----------------    --------------
Sales                                                        $1,153,209            $918,664           $338,876          $289,510
Cost of sales                                                   972,163             783,826            288,521           251,434
                                                       -----------------    ----------------   ----------------    --------------

Gross profit                                                    181,046             134,838             50,355            38,076

Selling and administrative expenses                             123,842             109,038             32,481            32,607
Interest expense                                                  9,069               9,991              2,330             1,179
Interest and investment income                                   (7,902)             (1,083)            (1,672)             (229)
Other (income) expense, net                                         894              (6,313)              (157)           (3,389)
                                                       -----------------    ----------------   ----------------    --------------
                                                                125,903             111,633             32,982            30,168
                                                       -----------------    ----------------   ----------------    --------------

Earnings before income taxes                                     55,143              23,205             17,373             7,908
Income tax expense                                               20,354               8,642              6,451             2,969
                                                       -----------------    ----------------   ----------------    --------------
Earnings of consolidated companies                               34,789              14,563             10,922             4,939
Gain on sale of investment, net of tax                                -               2,746                  -                 -
Equity in net earnings of unconsolidated affiliates                   -                 142                  -                 -
                                                       -----------------    ----------------   ----------------    --------------
Net earnings from continuing operations                          34,789              17,451             10,922             4,939
Gain on disposal of discontinued operations, net                    565               6,879                565             6,879
     of tax of $331 and $4,112
                                                       -----------------    ----------------   ----------------    --------------
Net earnings                                                   $ 35,354             $24,330            $11,487           $11,818
                                                       =================    ================   ================    ==============

Weighted average shares outstanding:
   Basic                                                         28,026              27,989             28,056            27,992
   Diluted                                                       28,373              28,042             28,656            28,059

Earnings per share:
  Basic
     Continuing operations                                       $ 1.24              $ 0.62             $ 0.39            $ 0.17
     Gain on disposal of discontinued operations                   0.02                0.25               0.02              0.25
                                                       -----------------    ----------------   ----------------    --------------
     NET EARNINGS PER SHARE                                      $ 1.26              $ 0.87             $ 0.41            $ 0.42
                                                       =================    ================   ================    ==============

  Diluted

     Continuing operations                                       $ 1.23              $ 0.62             $ 0.38            $ 0.17
     Gain on disposal of discontinued operations                   0.02                0.25               0.02              0.25
                                                       -----------------    ----------------   ----------------    --------------
     NET EARNINGS PER SHARE                                      $ 1.25              $ 0.87             $ 0.40            $ 0.42
                                                       =================    ================   ================    ==============

Cash dividends per share                                        $ 0.340             $ 0.340            $ 0.085           $ 0.085

                       STEWART & STEVENSON SERVICES, INC.
                               SEGMENT INFORMATION
                                 (In thousands)

                                                       TWELVE MONTHS ENDED                     THREE MONTHS ENDED
                                                            JANUARY 31                              JANUARY 31
                                       ----------------------------------------     -----------------------------------------
                                              2001                  2000                   2001                   2000
                                       -------------------   -------------------    -------------------   -------------------
SALES
  Power Products                                $ 612,463              $540,740               $165,180              $140,866
  Tactical Vehicle Systems                        304,143               150,884                100,797                87,296
  Petroleum Equipment                             100,251                84,265                 39,645                17,938
  Airline Products                                110,250               104,915                 26,841                29,956
  Other Business Activities                        26,102                37,860                  6,413                13,454
                                       -------------------   -------------------    -------------------   -------------------
    Total                                      $1,153,209              $918,664               $338,876              $289,510
                                       ===================   ===================    ===================   ===================

OPERATING PROFIT (LOSS)
  Power Products                                 $ 13,057               $15,244                $ 4,310                $ (416)
  Tactical Vehicle Systems                         54,509                30,217                 15,529                16,969
  Petroleum Equipment                               3,681                 2,099                  2,457                  (123)
  Airline Products                                 (6,552)               (3,697)                (1,750)               (3,150)
  Other Business Activities                         3,595                  (652)                 1,076                   424
                                       -------------------   -------------------    -------------------   -------------------
    Total                                          68,290                43,211                 21,622                13,704

NON-OPERATING INCOME/(EXPENSE)
  Corporate expense, net                          (11,980)              (10,044)                (3,591)               (4,617)
  Interest income                                   7,902                    29                  1,672                     -
  Interest expense                                 (9,069)               (9,991)                (2,330)               (1,179)
                                       -------------------   -------------------    -------------------   -------------------

EARNINGS BEFORE INCOME TAXES                     $ 55,143               $23,205                $17,373               $ 7,908
                                       ===================   ===================    ===================   ===================

OPERATING PROFIT (LOSS) PERCENTAGE
  Power Products                                      2.1%                  2.8%                   2.6%                 -0.3%
  Tactical Vehicle Systems                           17.9                  20.0                   15.4                  19.4
  Petroleum Equipment                                 3.7                   2.5                    6.2                  (0.7)
  Airline Products                                   (5.9)                 (3.5)                  (6.5)                (10.5)
  Other Business Activities                          13.8                  (1.7)                  16.8                   3.2
  Total                                               5.9                   4.7                    6.4                   4.7

                       STEWART & STEVENSON SERVICES, INC.
                           SELECTED OTHER INFORMATION

ORDER BACKLOG

                              January 31,        April 29,        July 29,           October 28,             January 31,
                                 2000              2000             2000                2000                    2001
                           ----------------------------------------------------------------------------------------------
                                                                (Millions)
Tactical Vehicle Systems        $ 914.5           $839.5           $795.7                 $ 742.8                $ 658.2

Power Products                     77.6             89.9            116.7                   119.2                  137.8

Petroleum Equipment                17.2             26.5             55.6                    65.6                   55.3

Airline Products                   23.5             18.6             17.2                    19.5                   16.2

Other Business Activities          24.0             14.7             10.1                    16.5                   11.3
                           ----------------------------------------------------------------------------------------------

                               $1,056.8           $989.2           $995.3                 $ 963.6                $ 878.8
                           ==============================================================================================

UNIT SHIPMENTS

                            Fiscal Year 2000                                                    Fiscal Year 2001
             ----------------------------------------------------------------------------------------------------------------------
                   1Q               2Q               3Q                4Q             Total                   1Q*           Total*
             ----------------------------------------------------------------------------------------------------------------------
 MTV                  311              186              339              503             1,339                  472          1,690

 LMTV                  91               74                -               30               195                   75            503

 Trailers               -                -                -                -                 -                  161            690
             ----------------------------------------------------------------------------------------------------------------------
                      402              260              339              533             1,534                  708          2,883
             ======================================================================================================================

Estimated Sales (millions)                                                               $ 304                $ 100         $  400
                                                                                      =============================================

*Based on current US Army forecast and other data.

See "Cautionary Statements" above for important information regarding forward-looking statements.

                       STEWART & STEVENSON SERVICES, INC.
          SCHEDULE OF CHANGES IN REPORTED SALES FOR PASS-THROUGH COSTS
                                 (In thousands)

                                                 FISCAL 2000
-----------------------------------------------------------------------------------------------------------------

                                                       Excluding Pass-Through Costs
                          ---------------------------------------------------------------------------------------
                                First             Second             Third             Fourth
                               Quarter            Quarter            Quarter           Quarter          Year
                          -----------------  ------------------  ----------------   -------------  --------------
Power Products                   $ 127,091           $ 154,140         $ 162,520       $ 164,108       $ 607,859
Tactical Vehicle Systems            78,673              55,652            69,021         100,797         304,143
Petroleum Equipment                 14,927              18,131            25,517          38,301          96,876
Airline Products                    28,271              28,252            26,785          26,810         110,118
Other Business Activities           10,245               8,890               384           6,411          25,930
                          -----------------  ------------------  ----------------   -------------  --------------
  Total                          $ 259,207           $ 265,065         $ 284,227       $ 336,427      $1,144,926
                          =================  ==================  ================   =============  ==============

                                                           INCLUDING PASS-THROUGH COSTS
                          ---------------------------------------------------------------------------------------
                                First             Second             Third             Fourth
                               Quarter            Quarter            Quarter           Quarter          Year
                          -----------------  ------------------  ----------------   -------------  --------------
Power Products                   $ 128,316           $ 155,299         $ 163,668       $ 165,180       $ 612,463
Tactical Vehicle Systems            78,673              55,652            69,021         100,797         304,143
Petroleum Equipment                 15,448              18,813            26,345          39,645         100,251
Airline Products                    28,310              28,275            26,824          26,841         110,250
Other Business Activities           10,366               8,939               384           6,413          26,102
                          -----------------  ------------------   --------------    -------------  --------------
  Total                          $ 261,113           $ 266,978         $ 286,242       $ 338,876      $1,153,209
                          =================  ==================   ==============    =============  ==============

                                                 FISCAL 1999
-----------------------------------------------------------------------------------------------------------------

                                          Excluding Pass-Through Costs
                          ---------------------------------------------------------------------------------------
                                First             Second             Third             Fourth
                               Quarter            Quarter            Quarter           Quarter          Year
                          -----------------  ------------------  ----------------   -------------  --------------
Power Products                   $ 121,288           $ 144,909         $ 130,381       $ 139,658       $ 536,236
Tactical Vehicle Systems             6,215               5,818            51,555          87,296         150,884
Petroleum Equipment                 28,464              23,648            12,787          17,186          82,085
Airline Products                    22,252              23,585            29,026          29,922         104,785
Other Business Activities           10,692               2,680            10,967          13,373          37,712
                          ----------------- ------------------    ---------------    ------------   -------------
  Total                          $ 188,911           $ 200,640         $ 234,716       $ 287,435       $ 911,702
                          ================= ==================    ===============    ============   =============

                                          INCLUDING PASS-THROUGH COSTS
                          ---------------------------------------------------------------------------------------
                                First             Second             Third             Fourth
                               Quarter            Quarter            Quarter           Quarter          Year
                          -----------------  ------------------  ----------------   -------------  --------------
Power Products                   $ 122,287           $ 145,985         $ 131,602       $ 140,866       $ 540,740
Tactical Vehicle Systems             6,215               5,818            51,555          87,296         150,884
Petroleum Equipment                 28,898              24,095            13,334          17,938          84,265
Airline Products                    22,286              23,614            29,059          29,956         104,915
Other Business Activities           10,699               2,701            11,006          13,454          37,860
                          ----------------- ------------------    ---------------    ------------   -------------
  Total                          $ 190,385           $ 202,213         $ 236,556       $ 289,510       $ 918,664
                          ================= ==================    ===============    ============   =============

                                        STEWART & STEVENSON SERVICES, INC.

                                 CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
                                                  (In thousands)

                                                                          TWELVE MONTHS ENDED       THREE MONTHS ENDED
                                                                              JANUARY 31                 JANUARY 31
                                                                        ----------------------     ---------------------
                                                                          2001          2000         2001          2000
                                                                          ----          ----         ----          ----
Operating Activities
   Net earnings from continuing operations                              $ 34,789      $ 17,451     $ 10,922      $ 4,939
   Adjustments to reconcile net earnings to net
     cash provided by (used in) operating activities:
       Accrued postretirement benefits & pension                           3,249         2,857         (450)          13
       Depreciation and amortization                                      22,604        22,298        6,469        6,403
       Deferred income taxes, net                                         (8,485)       (2,310)      (7,505)      (2,085)
       Gain on sale of business assets                                    (5,649)       (5,804)           -       (1,850)
       Change in operating assets and liabilities net of the effect of acquisition, divestiture and discontinued operations:
          Accounts and notes receivable, net                              71,885       (76,192)     (14,399)     (46,291)
          Recoverable costs and accrued profits not yet billed           (14,264)       90,946       (1,508)         257
          Inventories                                                     (9,070)       24,839        8,779        1,617
          Accounts payable                                               (23,726)        4,360        5,113       14,730
          Accrued payrolls and incentive                                   2,693         3,717        8,185        8,782
          Current income taxes, net                                       25,187        20,442       18,774        4,444
          Other current liabilities                                         (421)      (16,933)     (20,723)      (5,660)
          Other--principally long-term assets and liabilities                  83         5,890        1,098       13,924
                                                                        ---------     ---------    ---------    ---------
   NET CASH PROVIDED BY (USED IN) CONTINUING OPERATIONS                   98,875        91,561       14,755         (777)
   NET CASH USED IN DISCONTINUED OPERATIONS                               (1,589)       (3,287)      (1,589)      (3,287)
                                                                        ---------     ---------    ---------    ---------
   NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                    97,286        88,274       13,166       (4,064)
                                                                        ---------     ---------    ---------    ---------

INVESTING ACTIVITIES

   Expenditures for property, plant and equipment                        (35,385)      (38,573)      (9,130)     (13,883)
   Proceeds from sale of business assets                                  55,221         8,303        2,599        7,628
   Acquisition of businesses                                                   -        (5,832)           -       (5,832)
   Disposal of property, plant and equipment, net                          2,925        14,082          713          122
                                                                        ---------     ---------    ---------    ---------
   NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                    22,761       (22,020)      (5,818)     (11,965)
                                                                        ---------     ---------    ---------    ---------

FINANCING ACTIVITIES

   Additions to long-term borrowings                                      29,238        16,234        8,821            -
   Payments on long-term borrowings                                      (29,469)      (82,016)      (8,947)        (120)
   Net short-term borrowings (payments)                                  (12,658)        7,801         (486)      10,308
   Dividends paid                                                         (9,521)       (9,517)      (2,383)      (2,379)
   Exercise of stock options                                                 603             -          545            -
                                                                        ---------     ---------    ---------    ---------
   NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                   (21,807)      (67,498)      (2,450)       7,809
                                                                        ---------     ---------    ---------    ---------

Increase (decrease) in cash and cash equivalents                          98,240        (1,244)       4,898       (8,220)
Cash and cash equivalents, beginning of period                            11,715        12,959      105,057       19,935
                                                                        ---------     ---------    ---------    ---------
Cash and cash equivalents, end of period                                $109,955      $ 11,715     $109,955     $ 11,715
                                                                        =========     =========    =========    =========

                       STEWART & STEVENSON SERVICES, INC.
             CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL POSITION
                        (In thousands, except share data)

                                                                          JANUARY 31, 2001                JANUARY 31, 2000
                                                                          ----------------                ----------------
ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                                  $ 109,955                        $ 11,715
   Accounts and notes receivable, net                                           172,441                         242,625
   Recoverable costs and accrued profits not yet billed                          22,415                           8,151
   Income tax receivable                                                          8,518                          26,255
   Deferred tax asset                                                             6,562                           9,076
   Inventories:
      Power Products                                                            159,524                         150,844
      Petroleum Equipment                                                        37,461                          30,151
      Airline Products                                                           29,007                          26,029
      Tactical Vehicle Systems                                                    3,861                           3,662
      Other Business Activities                                                   1,863                          33,762
      Excess of current cost over LIFO values                                   (51,309)                        (49,839)
                                                                             ----------                      ----------
                                                                                180,407                         194,609
                                                                             ----------                      ----------

      TOTAL CURRENT ASSETS                                                      500,298                         492,431

PROPERTY, PLANT AND EQUIPMENT                                                   281,789                         290,355
   Allowances for depreciation and amortization                                (167,024)                       (160,821)
                                                                             ----------                      ----------
                                                                                114,765                         129,534

DEFERRED INCOME TAX ASSET                                                         1,131                             166
INVESTMENTS AND OTHER ASSETS                                                     22,668                          23,881
                                                                             ----------                      ----------
                                                                              $ 638,862                       $ 646,012
                                                                             ==========                      ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
   Notes payable                                                               $ 12,611                        $ 25,269
   Accounts payable                                                              66,437                          90,163
   Accrued payrolls and incentives                                               21,395                          18,701
   Current income taxes                                                           1,962                           3,257
   Current portion of long-term debt                                             20,437                           8,955
   Other current liabilities                                                     65,361                          66,235
                                                                             ----------                      ----------
      TOTAL CURRENT LIABILITIES                                                 188,203                         212,580
                                                                             ----------                      ----------

COMMITMENTS AND CONTINGENCIES

LONG-TERM DEBT                                                                   66,568                          78,281
DEFERRED INCOME TAXES                                                                 -                             958
ACCRUED POSTRETIREMENT BENEFITS & PENSION                                        18,879                          15,630
DEFERRED COMPENSATION                                                             2,145                           2,436
OTHER LONG-TERM LIABILITIES                                                       1,554                           1,048
                                                                             ----------                      ----------
    TOTAL LIABILITIES                                                           277,349                         310,933
                                                                             ----------                      ----------
SHAREHOLDERS' EQUITY
  Common Stock, without par value, 100,000,000 shares
  authorized; 28,067,566 and 27,992,203 shares issued at
  January 31, 2001 and January 31, 2000, respectively                            48,325                          47,722
   Retained earnings                                                            313,188                         287,357
                                                                             ----------                      ----------
      TOTAL SHAREHOLDERS' EQUITY                                                361,513                         335,079
                                                                             ----------                      ----------
                                                                              $ 638,862                       $ 646,012
                                                                             ==========                      ==========
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